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Exhibit 99.5

UNITEDGLOBALCOM, INC.
BENEFICIAL OWNER ELECTION FORM
FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK

        I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), of rights (the "Class A Rights") to acquire shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), of the Company. Each share of Class A Common Stock held by you entitles you to one Class A Right. Each Class A Right entitles you to purchase 0.            shares of Class A Common Stock pursuant to your basic subscription privilege (the "Basic Subscription Privilege"), and if you exercise fully your basic subscription privilege, additional shares pursuant to oversubscription privilege (the "Oversubscription Privilege"), in each case at a subscription price of $          per share and pursuant to the terms and subject to the conditions set forth in the prospectus dated                     , 2004 (the "Prospectus").

        In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Class A Rights distributed with respect to the Class A Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

PART I

BOX 1. ☐ Please do not exercise Class A Rights for shares of Class A Common Stock.

BOX 2. ☐ Please exercise Class A Rights for shares of Class A Common Stock as set forth below:

	Number of Rights	Number of Shares		Subscription Price		Payment
Basic Subscription Privilege:			X	$	=	$	(Line 1)
(Shares X Price)
Oversubscription Privilege:			X	$	=	$	(Line 2)
(Shares X Price)

        By exercising the Oversubscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Class A Common Stock held in the below-described capacity.

Total Payment Required = $                        (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

BOX 3. ☐ Payment in the following amount is enclosed: $

BOX 4. ☐ Please deduct payment from the following account maintained by you as follows:

$
Type of Account	Account Number	Amount to be Deducted

Date	Signature(s)

BOX 3. ☐ Please sell            of my Class A Rights

BOX 4. ☐ Please have Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.) effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.

Signature(s):		Type or Print Name:

Signature(s):		Type or Print Name:

(If held jointly)
Signature(s) Guaranteed by:
Eligible Institution

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UNITEDGLOBALCOM, INC. BENEFICIAL OWNER ELECTION FORM FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK